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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SatCon Technology Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SATCON TECHNOLOGY CORPORATION
27 DRYDOCK AVENUE
BOSTON, MASSACHUSETTS 02210

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of SATCON TECHNOLOGY CORPORATION (the "Corporation"), a Delaware corporation, will be held on Tuesday, June 10, 2008 at 10:00 a.m. at the offices of SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts, 02210, to consider and act upon the following matters:

  1.
  To elect two (2) Class II directors for the ensuing three years;

  2.
  To ratify the selection of Vitale, Caturano & Company, Ltd. as independent public accountants for the Corporation for the fiscal year ending December 31, 2008; and

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on April 21, 2008 as the record date for the determination of stockholders entitled to receive notice of and vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Corporation will remain open for the purchase and sale of the Corporation's Common Stock.

        We hope that all stockholders will be able to attend the Annual Meeting in person. In order to ensure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to American Stock Transfer, the Corporation's transfer agent and registrar, has been enclosed for your convenience. If you attend the Annual Meeting, your Proxy will, upon your written request, be returned to you and you may vote your shares in person.

        All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,
Daniel E. Gladkowski Secretary

Boston, Massachusetts
April 28, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

SATCON TECHNOLOGY CORPORATION
27 DRYDOCK AVENUE
BOSTON, MASSACHUSETTS 02210

PROXY STATEMENT

for the 2008 Annual Meeting of Stockholders
to be held on Tuesday, June 10, 2008

        The enclosed Proxy is solicited by the Board of Directors (the "Board") of SATCON TECHNOLOGY CORPORATION (the "Corporation"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, June 10, 2008 at 10:00 a.m. at the offices of SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts, 02210, and at any adjournment or adjournments thereof.

        All Proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the Proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any Proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Corporation.

        The Corporation's Annual Report to Stockholders for the year ended December 31, 2007 ("2007") is being mailed to stockholders with the mailing of these proxy materials on or about April 28, 2008.

        A copy of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to the Investor Relations Department, SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210, telephone: (617) 897-2400.

Voting Securities and Votes Required

        Stockholders of record at the close of business on April 21, 2008 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. The Corporation's voting stock is its Common Stock, of which 50,071,436 shares were issued and outstanding as of April 21, 2008, and its Series C convertible preferred stock ("Series C Preferred Stock") (which votes in accordance with a formula set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series C Preferred Stock), of which 25,000 shares were issued and outstanding as of April 21, 2008. These shares of Series C Preferred Stock currently represent 17,361,111 votes in the aggregate. The Series C Preferred Stock votes with the Common Stock as a single class.

        Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. Each holder of Series C Preferred Stock is entitled to approximately 694.44 votes for each share of Series C Preferred Stock held by that stockholder. The representation in person or by Proxy of at least a majority of the shares of capital stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business.

        Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Annual Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by Proxy at the Annual Meeting and voting on such other matters.

        Shares which abstain from voting as to a particular matter and shares held in "street name" by brokers or nominees who indicate on their Proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes") will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting, but will not be considered as voting on such matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors, which requires a plurality of the votes cast, or the ratification of the Corporation's independent public accountants, which requires an affirmative vote of a majority of the shares of capital stock present or represented by Proxy and voting on the matter.

        Stockholders may vote in person or by Proxy. Execution of a Proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder voting by Proxy has the right to revoke it at any time before it is exercised by giving written notice to the Secretary of the Corporation prior to the Annual Meeting, or by giving to the Secretary of the Corporation a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed Proxies received in time for the Annual Meeting will be voted as specified therein. If a stockholder does not specify in the Proxy how the shares are to be voted, they will be voted in favor of the election as directors of those persons named in this Proxy Statement and in favor of all other items set forth herein.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Corporation's Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. The Corporation will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Investor Relations Department, SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210, telephone: (617) 897-2400. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact the Corporation at the above address and phone number.

Directions to SatCon Technology Corporation

      27 Drydock Avenue
      Boston, Massachusetts, 02210
      Sixth floor

Parking is available in the parking garage, adjacent to The Boston Design Center and The Black Falcon Cruise Ship Terminal, which is located at the beginning of the Drydock building.

The Marine Industrial Park is a section of Boston's Seaport District. Three main roads (Seaport Boulevard, Congress Street and Summer Street), running parallel to each other, traverse the Seaport District. Drydock Avenue may be reached using any one of these three main streets.

From the South
Proceed on North 93/Route 3 and take Exit 20-Logan Airport/South Boston. Take Detour-South Station via Frontage Road. Enter Tunnel—Bear right—Take 90 East/Logan Airport. Within the tunnel take South Boston exit. Exiting the tunnel, bear right at the lights onto D Street. Take a right at the next stoplight (at this intersection there is a new blue-glass building immediately in front of you at the corner of 610 Congress Street). This will take you in the direction of the new convention center (BCEC). At the second set of lights take a left onto Summer Street. Follow signs to Boston Design

Center. At the next light, take a left into The Marine Industrial Park. 0.25 miles from the entrance is the parking garage. SatCon is located at the far end of the building at 27 Drydock Ave., 6th floor.

From the North-Route 93
Take 93 South into the tunnel. Take Purchase Street exit. When exiting the tunnel take an immediate left onto Seaport Boulevard. The Seaport Hotel will be on your right. Proceed thru rotary and enter Marine Industrial Park. Follow Northern Avenue a short distance and turn right onto Drydock Avenue. The parking garage will be on your right. Upon parking in the garage, SatCon's facility is located at the opposite end of the Drydock building at 27 Drydock Ave., 6th floor.

From the North-Route 1
Take Route 1 South. Take Route 60 at Revere Circle off of Route 1. Follow Route 60 then take Route 1A and follow signs to Logan Airport & Ted Williams Tunnel. Once in the tunnel take Exit 25/South Boston. Proceed straight upon leaving the exit. Take a right onto Seaport Blvd. The Seaport Hotel will be on your right. Proceed through rotary and enter Marine Industrial Park. Follow Northern Avenue a short distance and turn right onto Drydock Avenue. The parking garage will be on your right. Upon parking in the garage, SatCon's facility is located at the opposite end of the Drydock building at 27 Drydock Ave., 6th floor.

From the West
From the Massachusetts Turnpike, Route 90, take exit 25-South Station. Keep left at the fork in the ramp. Turn right onto Congress Street. Turn slight right onto D Street. Turn left onto Summer Street. Turn left onto Drydock Avenue in Marine Industrial Park. Upon parking in the garage, SatCon's facility is located at the opposite end of the long Drydock building at 27 Drydock Ave., 6th floor.

From the Airport
Upon exiting the Airport take the Boston/Ted Williams Tunnel exit. Once in the tunnel take Exit 25/South Boston. Proceed straight upon leaving the exit. Take a right onto Seaport Blvd. The Seaport Hotel will be on your right. Proceed through rotary and enter Marine Industrial Park. Follow Northern Avenue a short distance and turn right onto Drydock Avenue. The parking garage will be on your right. Upon parking in the garage, SatCon's facility is located at the opposite end of the Drydock building at 27 Drydock Ave., 6th floor.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 31, 2008, certain information concerning the beneficial ownership of the Common Stock and the Series C Preferred Stock by (i) each person known by the Corporation to own beneficially five percent (5%) or more of the outstanding shares of the Common Stock or the Series C Preferred Stock; (ii) each of the Corporation's executive officers and directors and (iii) all executive officers and directors as a group.

        The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days after March 31, 2008 through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(5)		Percentage of Common Stock Beneficially Owned(2)	Number of Shares of Series C Preferred Stock Beneficially Owned		Percentage of Series C Preferred Stock Beneficially Owned
5% Stockholders
RockPort Capital Partners II, L.P. 160 Federal Street, 18th Floor Boston, MA 02110	26,249,999	(3)	34.4%	15,000	(3)	60%
NGP Energy Technology Partners, L.P. 1700 K Street NW, Suite 750 Washington, D.C. 20006	17,500,000	(4)	25.9%	10,000	(4)	40%
Directors and Named Executive Officers
David B. Eisenhaure	3,337,535		6.3%
David E. O'Neil	192,942		*
Daniel E. Gladkowski	178,968		*
William J. O'Donnell	252,497		*
Clemens van Zeyl	135,236		*
John M. Carroll	202,000		*
Daniel R. Dwight	54,000		*
James L. Kirtley, Jr.	184,137		*
David J. Prend	26,268,999	(3)	34.4%	15,000	(3)	60%
Philip J. Deutch	17,518,000	(4)	25.9%	10,000	(4)	40%
Robert G. Schoenberger	15,000		*

All executive officers and directors as a group (twelve persons)	48,339,044		49.1%	25,000		100%

*
Less than 1%

(1)
The address for all executive officers and directors, other than Messrs. Prend and Deutch, is c/o SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts, 02210. The address for Mr. Prend is c/o RockPort Capital Partners II, L.P., 160 Federal Street, 18th Floor, Boston, MA 02110. The address for Mr. Deutch is c/o NGP Energy Technology Partners, L.P., 1700 K Street NW, Suite 750, Washington, D.C. 20006.

(2)
For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 50,030,887 shares of common stock outstanding as of March 31, 2008 plus the number of shares of common stock that such person or group had the right to acquire within 60 days after March 31, 2008.

(3)
The Common Stock number includes (i) 14,423,076 shares of Common Stock issuable upon conversion of 15,000 shares of Series C Preferred Stock and (ii) 11,826,923 shares of Common Stock issuable upon the exercise of warrants, which preferred stock and warrants are directly owned by RockPort Capital Partners II, L.P. These securities may be deemed to be beneficially owned by RockPort Capital II, LLC ("RockPort LLC"), and Alexander Ellis III, Janet B. James, William E. James, Charles J. McDermott, Stoddard M. Wilson and David J. Prend (the "Members"). RockPort LLC is the general partner of RockPort Capital Partners II, L.P. ("RockPort"). Each of the Members are managing members of RockPort LLC. Each of RockPort LLC and the Members (the "Reporting Persons") disclaim beneficial ownership of the reported securities except to the extent of his, her or its pecuniary interest therein, and this report shall not be deemed an admission that such Reporting Person is the beneficial owner of the securities for purposes of Section 16 of the Exchange Act or for any other purpose. In connection with the first closing of the private placement of the Series C Preferred Stock in November 2007, RockPort was entitled to designate one individual to be nominated to the Corporation's Board of Directors. Mr. Prend was RockPort's designee and, accordingly, was appointed to the Board effective upon consummation of the first closing and serves as a member of the Corporate Governance and Nominating Committee and the Compensation Commitee.

(4)
The Common Stock number includes (i) 9,615,384 shares of Common Stock issuable upon conversion of 10,000 shares of Series C Preferred Stock and (ii) 7,884,616 shares of Common Stock issuable upon the exercise of warrants, which preferred stock and warrants are directly owned by NGP Energy Technology Partners, L.P. NGP ETP, L.L.C. ("NGP GP") is the general partner of NGP Energy Technology Partners, L.P. ("NGP Energy Tech"). Energy Technology Partners, L.L.C. ("ETP") is the manager of NGP GP. Philip J. Deutch ("Mr. Deutch") is the manager of ETP. Each of NGP GP, ETP and Mr. Deutch (the "Reporting Persons") disclaim beneficial ownership of the reported securities except to the extent of his, her or its pecuniary interest therein, and this response shall not be deemed an admission that such Reporting Person is the beneficial owner of the securities for purposes of Section 16 of the Exchange Act or for any other purpose. In connection with the first closing of the private placement of the Series C Preferred Stock in November 2007, NGP Energy Tech was entitled to designate one individual to be nominated to the Corporation's Board of Directors. Mr. Deutch was NGP Energy Tech's designee and, accordingly, was appointed to the Board effective upon consummation of the first closing and serves as a member of the Compensation Committee.

(5)
Includes the following number of shares of Common Stock issuable upon the exercise of outstanding stock options which were exercisable within 60 days after March 31, 2008 are as follows:

Directors and Named Officers	Vested Options
Mr. Eisenhaure:	405,000
Mr. O'Neil:	145,000
Dr. Gladkowski:	141,000
Mr. O'Donnell:	205,000
Mr. van Zeyl:	112,500
Mr. Carroll:	202,000
Mr. Deutch	18,000
Mr. Dwight:	54,000
Dr. Kirtley:	178,300
Mr. Prend	19,000
Mr. Schoenberger	15,000

All executive officers and directors as a group:	1,494,800

PROPOSAL 1: ELECTION OF DIRECTORS

        The Corporation has a classified Board of Directors consisting of three Class I directors, two Class II directors and two Class III directors. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring, unless a director is elected to a class which has a term expiring in less than three years, in which case the director will be elected for the remainder of the term of such class. The persons named in the enclosed Proxy will vote to elect, as Class II directors, Philip J. Deutch and Robert G. Schoenberger, unless the Proxy is marked otherwise. Each Class II director will be elected to hold office until the 2011 Annual Meeting of Stockholders and until his successor is elected and qualified.

        If a stockholder returns a Proxy without contrary instructions, the persons named as Proxies will vote to elect as directors the nominees named below, each of whom is currently a member of the Board. The nominees have indicated their willingness to serve, if elected; however, if any of the nominees should be unable to serve, the shares of Common Stock represented by Proxies may be voted for a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve if elected. The Board unanimously recommends a vote FOR the election of the nominees named below.

        For each member of the Board, including those who are nominees for election as directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the name of other publicly held companies on which he serves as a director and his age and length of service as a director of the Corporation.

        No director or executive officer is related by blood, marriage or adoption to any other director or executive officer.

        In connection with the Corporation's private placement of Series C Preferred Stock in the fourth quarter of 2007, the Corporation agreed that each purchaser in the private placement (RockPort Capital Partners II, L.P. and NGP Energy Technology Partners, L.P.) had the right to designate one representative to the Board upon the first closing of the private placement. Accordingly, effective upon consummation of the first closing of the private placement on November 8, 2007, the Board appointed David J. Prend, as RockPort's designee, and Philip J. Deutch, as NGP's designee, to fill vacancies existing on the Board and to serve as members, respectively, of the Corporate Governance and Nominating Committee and the Compensation Committee. As noted above, Mr. Deutch serves as a Class II Director and Mr. Prend serves as a Class III Director.

        The Corporation also agreed that, effective upon the second closing of the private placement of the Series C Preferred Stock, the Board would be reduced from nine directors to seven directors and RockPort and NGP jointly had the right to designate one additional director who is "independent" (as that term is defined in the regulations of The Nasdaq Stock Market) to serve as a director. Accordingly, effective upon the second closing of the private placement on December 20, 2007, three existing directors (Marshall J. Armstrong, Joseph E. Levangie and Andrew R. Muir) resigned and the Board appointed Robert G. Schoenberger as the additional independent designee of RockPort and NGP. As noted above, Mr. Schoenberger serves as a Class II Director.

        A majority of the members of the Board are "independent" under the rules of The Nasdaq Stock Market, Inc. The Board has determined that the following directors are independent: Messrs. Carroll, Dwight, Deutch, Prend, and Schoenberger and Dr. Kirtley. During 2007, Mr. Armstrong and Dr. Muir, who, as discussed above, resigned from the Board on December 20, 2007, were also deemed to be independent.

Nominees—Terms Expiring in 2011 (Class II Directors)

        Philip J. Deutch, age 43, became a director in 2007.

        Philip J. Deutch joined the Corporation as a director in 2007. Mr. Deutch is Managing Partner of NGP Energy Technology Partners, L.P., a private equity fund that invests in companies that develop energy technologies and provide technology driven products and services to the energy industry. He has served as Managing Partner of NGP Energy Technology Partners, L.P., or NGP ETP, since September 2005. Prior to forming NGP ETP, Mr. Deutch was a Managing Director at Perseus, L.L.C., a private equity fund, from October 1997 to June 2005. He is also a member of the board of directors of Renewable Energy Group, Inc., TPI Composites Inc., ISE Corp., Lehigh Technologies, Inc. and DynaPump, Inc., and is a director of the International Center for Research on Women. Mr. Deutch holds a Bachelor of Arts degree from Amherst College and a J.D. degree (with distinction) from Stanford Law School.

        Robert G. Schoenberger, age 57, became a director in 2007.

        Robert G. Schoenberger joined the Corporation as a director in 2007. Mr. Schoenberger is Chairman of the Board and Chief Executive Officer of Unitil Corp., a combined gas and electric utility operating in New Hampshire and Massachusetts. Prior to his employment with Unitil in 1997, Mr. Schoenberger was President and Chief Operating Officer, from 1993 to 1997, and Executive Vice President of Finance and Administration, 1985 to 1993, of the New York Power Authority, a state-owned utility operating 6000 Mw of generation and 1400 miles of high voltage transmission. Mr. Schoenberger is also Chairman and Trustee of Exeter Health Resources and a past Director of the Southwest Power Pool. He earned a BA from La Salle University, an MA from the University of Delaware and is a graduate of the Advanced Management Program at the Harvard Business School.

Current Directors—Terms Expiring in 2009 (Class III Directors)

        Daniel R. Dwight, age 48, became a director in 2006.

        Daniel R. Dwight joined the Corporation as a director in 2006. Mr. Dwight is Director, President and Chief Executive Officer of Kronos Advanced Technologies, Inc., a publicly traded high technology company. Mr. Dwight has served as a Director of Kronos since 2000 and as President and Chief Executive Officer of Kronos since 2001. Prior to Kronos, Mr. Dwight spent nearly 20 years at General Electric Company, assuming various domestic and international positions in GE's industrial businesses and GE Capital. At GE, Mr. Dwight provided strategic and business development leadership at multiple global locations, including defining strategic vision, formulating business plans and developing commercial financing and private equity investments across the Asia Pacific Region. Mr. Dwight has an MBA in Marketing and Finance with Honors from The University of Chicago Graduate School of Business and a BS in Accounting with Honors from the University of Vermont.

        David J. Prend, age 50, became a director in 2007.

        David J. Prend joined the Corporation as a director in 2007. Mr. Prend is a Managing General Partner of RockPort Capital Partners. Mr. Prend began his career in the energy industry as an engineer at Bechtel where he worked in the area of advanced energy technologies. From 1984-87 he worked at Amoco in the Treasurer's Department, and in the chemical and upstream oil and gas subsidiaries. He later joined Shearson Lehman in their Natural Resources Investment Banking Group where he advised companies in the energy, mining and forest products industries. In 1990 he joined Salomon Brothers where he was promoted Managing Director and headed the Global Energy Investment Banking Group. In 1998 Mr. Prend co-founded RockPort Partners, a merchant bank specializing in the energy and environmental sectors and in 2001 he co-founded Rockport Capital Partners, the venture fund. He currently serves on the Boards of Directors of Achates Power, Aspen Aerogels, Aspen Products Group, Hycrete and Lilliputian Systems. He is also a Member of the Board of Directors of the National Venture Capital Association and the Board of Trustees of Exeter Health Resources Inc. Mr. Prend

received a BS in Civil Engineering from the University of California at Berkeley and an MBA from Harvard Business School.

Current Directors—Terms Expiring in 2010 (Class I Directors)

        David B. Eisenhaure, age 62, became a director in 1985.

        David B. Eisenhaure is the Corporation's President and Chief Executive Officer and is a director. He founded the Corporation in 1985, and served as the Chairman of the Board until October 2006. Prior to founding the Corporation, Mr. Eisenhaure was associated with the Charles Stark Draper Laboratory, Incorporated from 1974 to 1985, and with its predecessor, the Massachusetts Institute of Technology's Instrumentation Laboratory, from 1967 to 1974. Mr. Eisenhaure holds S.B., S.M. and an Engineer's Degree in Mechanical Engineering from the Massachusetts Institute of Technology ("MIT"). Mr. Eisenhaure previously held an academic position at MIT, serving as a lecturer in the Department of Mechanical Engineering. Mr. Eisenhaure also serves on the board of directors of Implant Sciences Corporation.

        John M. Carroll, age 61, became a director in 2005.

        John M. Carroll joined the Corporation as a director in May 2005 and become the Chairman of the Board in October 2006. Mr. Carroll is currently Founder and Chairman of The Newgrange Company, a diversified plastics product manufacturer with operations in the United States, India, Vietnam and China. Prior to establishing Newgrange sixteen years ago, he was Chief Financial Officer of Leach & Garner Company and previously served as a consultant with Arthur D. Little, Inc. Mr. Carroll holds an MBA in Finance from Columbia University and is an English Chartered Accountant. He currently serves on the boards of A. W. Chesterton Company and Leach & Garner Company.

        James L. Kirtley, Jr., age 62, became a director in 1992.

        James L. Kirtley, Jr. joined the Corporation as a consultant in 1985 and became a director in 1992. From February 2000 until September 2004, Dr. Kirtley served as Vice President and Chief Scientist of the Corporation and was previously employed on a on a full-time basis as the Vice President and General Manager of the Corporation's Technology Center beginning in 1998. Dr. Kirtley currently serves as a consultant to the Corporation. Dr. Kirtley is also a Professor of Electrical Engineering at Massachusetts Institute of Technology ("MIT") having served as a member of the MIT faculty since 1971. Dr. Kirtley received his S.B., S.M., E.E. and Ph.D. degrees in Electrical Engineering from MIT.

Executive Officers of the Corporation

        David E. O'Neil, age 61, became an executive officer in 2005.

        David E. O'Neil is the Corporation's Vice President of Finance and Treasurer and has served in these roles since March 1, 2005. Prior to assuming these positions, Mr. O'Neil served as Vice President and General Manager of SatCon Electronics, the electronics division of the Corporation, since November 2002. Prior to that, Mr. O'Neil served as the Controller of SatCon Electronics since February 2002. Prior to joining the Corporation, he was with Polaroid Corporation for over 29 years. During his career at Polaroid he served as Division Vice President and Group Controller for Global Sales and Marketing, Vice President of Purchasing, Group Controller for Global Manufacturing, and numerous other financial positions. Mr. O'Neil holds a B.S. in Accounting from Bentley College, and an M.B.A from Suffolk University.

        Daniel E. Gladkowski, age 58, became an executive officer in 2005.

        Daniel E. Gladkowski is the Corporation's Vice President of Administration and Human Resources and Secretary and has served in this role since March 1, 2005. Prior to assuming this position Dr. Gladkowski served as Director of Human Resources of the Corporation since 1994. Prior to joining the Corporation in 1994, Dr. Gladkowski was employed by Draper Laboratory, Inc. where he functioned in various capacities including the management of all aspects of the human resources department, as well as technical program management and division administration. In addition, he has held positions with Exxon Research & Engineering and D.P. Parker & Associates, a technical search firm. Dr. Gladkowski received his BS degree from Marietta College and the MS and Ph.D. degree in Chemistry from Cornell University. He also held a postdoctoral research position at Princeton University and has published in both the scientific and human resources arenas.

        William J. O'Donnell, age 57, became an executive officer in 2006.

        William J. O'Donnell is the President of SatCon Applied Technology and has served in this role since May 10, 2006. In that role, he is responsible for the project management and the technical and programmatic performance of Applied Technology's programs. Mr. O'Donnell joined the Corporation in 1993 and has served in a variety of roles, including director of corporate communications, vice president of manufacturing for our SatCon Electronics division, director of marketing and director of operations for SatCon Applied Technology. Prior to joining SatCon, Mr. O'Donnell was employed at Draper Laboratory and was responsible for corporate strategic and operational planning and organizational development. In support to the Executive Council and Board of Directors of the Laboratory, Mr. O'Donnell also participated in special studies and committees for business development, planning and organizational restructuring. Prior to joining Draper Laboratory, Mr. O'Donnell was employed by Textron Defense Systems, where he held several management positions, including Business Manager for the Surveillance Systems Business Area and the Air Force Maui Space Surveillance Complex. Mr. O'Donnell received his MS Degree from Boston University in Technology Management and a Bachelors Degree from the University of Massachusetts.

        Clemens van Zeyl, age 49, became an executive officer in 2006.

        Clemens van Zeyl is the President of SatCon Power Systems, Canada, Ltd. and has served in that role since joining the Corporation in 2006. Prior to joining SatCon, he was President and CEO of HERA Hydrogen Storage Systems Inc. from October 2002 to December 2005. Mr. van Zeyl was also President and CEO of Inverpower, the Canadian public company whose assets were acquired by SatCon in 2001, from March 2001 to April 2002. Prior to that, he spent 19 years at General Electric where he had P&L management responsibility for GE's Large Motor division. Clemens van Zeyl has a Bachelors Degree in Electrical Engineering from the University of Toronto and an MBA from York University.

        For additional information relating to executive officers of the Corporation, see disclosure regarding Mr. Eisenhaure set forth under the heading "Election of Directors."

        For information relating to shares of Common Stock owned by each of the directors and executive officers of the Corporation, see "Security Ownership of Certain Beneficial Owners and Management."

Board and Committee Meetings

        The Board met 24 times during 2007. During 2007, each of the Corporation's directors attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served.

Corporate Governance and Nominating Committee

        The Corporation has a standing Corporate Governance and Nominating Committee (the "Nominating Committee"). The Nominating Committee has a written charter, a copy of which is available to stockholders on the corporate governance page of the Corporation's website at www.satcon.com. The members of the Nominating Committee are Messrs. Carroll, Dwight and Prend, each of whom is independent under the rules of The Nasdaq Stock Market, Inc. During 2007, Dr. Muir and Mr. Armstrong served on the Nominating Committee until their resignations in December 2007. The duties of the Nominating Committee may be summarized as follows:

  •
  Review of the Corporation's corporate governance principles, policies and practices;

  •
  Review the composition of the Board of Directors for the purpose of determining that it has the appropriate breadth of experience and expertise to ensure proper stewardship of Corporation;

  •
  Establish the criteria for selection of the Chairman, Board members and committee members;

  •
  Identify persons who meet the established criteria and are qualified to become Board members;

  •
  Recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders; and

  •
  Conduct an evaluation of the Board and management and establish a succession plan.

        The Board's current policy with regard to the consideration of director candidates recommended by stockholders is that the Nominating Committee will review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Board (the current procedures are described below), and conduct inquiries it deems appropriate. The Nominating Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Nominating Committee in light of the minimum qualifications and other criteria for Board membership approved by the Board from time to time.

        At a minimum, the Nominating Committee must be satisfied that each nominee, both those recommended by the Nominating Committee and those recommended by stockholders, meets the following minimum qualifications:

  •
  The nominee should have a reputation for integrity, honesty and adherence to high ethical standards.

  •
  The nominee should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Corporation and should be willing and able to contribute positively to the decision-making process of the Corporation.

  •
  The nominee should have a commitment to understand the Corporation and its industry and to regularly attend and participate in meetings of the Board and its committees.

  •
  The nominee should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Corporation, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stakeholders.

  •
  The nominee should not have, nor appear to have, a conflict of interest that would impair the nominee's ability to represent the interests of all the Corporation's stockholders and to fulfill the responsibilities of a director.

        The current procedures to be followed by stockholders in submitting recommendations for director candidates are as follows:

  1.
  All stockholder recommendations for director candidates must be submitted to the Corporate Secretary at the Corporation's offices located at 27 Drydock Avenue, Boston, Massachusetts 02210, who will forward all recommendations to the Nominating Committee.

  2.
  All stockholder recommendations for director candidates must be submitted to the Corporation not less than 120 calendar days prior to the date on which the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting.

  3.
  All stockholder recommendations for director candidates must include the following information:

  •
  The name and address of record of the stockholder.

  •
  A representation that the stockholder is a record holder of the Corporation's securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  •
  The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate.

  •
  A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time.

  •
  A description of all arrangements or understandings between the stockholder and the proposed director candidate.

  •
  The consent of the proposed director candidate (i) to be named in the proxy statement relating to the Corporation's annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting.

  •
  Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

        Except where the Corporation is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members, including nominees recommended by stockholders, and recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. Director nominees are selected by the Nominating Committee in accordance with the Corporation's Corporate Governance Guidelines, the policies and principles in its charter and the criteria set forth above. There are no differences in the manner in which the Nominating Committee evaluates director nominees recommended by stockholders. The Nominating Committee has the authority to retain a search firm to identify or evaluate or assist in identifying and evaluating potential nominees. To date, the Corporation has not paid any fees to any such search firms.

Audit Committee

        The Corporation has a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee has a written charter, a copy of which is available to stockholders on the corporate governance page of the Corporation's website at www.satcon.com. The Audit Committee currently consists of Messrs. Carroll, Dwight and Schoenberger, each of whom is independent under the rules of The Nasdaq Stock Market, Inc. and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Board of Directors of the Corporation has determined that Mr. Dwight qualifies as an "audit committee financial expert" under applicable SEC rules. During 2007, Mr. Armstrong served on the Audit Committee until his resignation in December 2007. Management is responsible for the Corporation's internal controls and the financial reporting process. The Corporation's independent auditors are responsible for performing an independent audit of the Corporation's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee met 4 times during 2007.

        The purpose of the Audit Committee is to oversee (i) the accounting and financial reporting processes of the Corporation and the audits of the Corporation's financial statements and (ii) the qualifications, independence and performance of the Corporation's outside auditors. With respect to its oversight of the independent auditors, the Audit Committee is responsible for (i) appointing, evaluating, retaining and terminating the engagement of the independent auditor, (ii) taking appropriate action to oversee the independence of the independent auditor, (iii) setting the compensation of the independent auditor, (iv) pre-approving all audit and non-audit services to be provided to the Corporation by the independent auditor, and (v) resolving disagreements, if any, between management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, as appropriate, receive and consider the reports required to be made by the independent auditor regarding critical accounting policies and practices, alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, and other material written communications between the independent auditor and management. With respect to audited financial statements and other financial disclosures, the Audit Committee shall (i) review and discuss with management and the independent auditors the Corporation's audited financial statements, (ii) consider whether it will recommend to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K and (iii) direct the independent auditor to use it best efforts to perform reviews of interim financial information and to discuss with the Audit Committee and the Chief Financial Officer (or equivalent officer) any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards. In addition, the Audit Committee shall (i) coordinate the Board's oversight of the Corporation's internal control over financial reporting, disclosure controls and procedures and code of conduct, (ii) establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters, and (iii) review and approve any proposed related party transactions. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

Compensation Committee

        The Corporation has a standing Compensation Committee. The Compensation Committee has a written charter, a copy of which is available to stockholders on the corporate governance page of the Corporation's website at www.satcon.com. Messrs. Dwight (Chair), Deutch and Prend, each of whom is independent under the rules of The Nasdaq Stock Market, Inc., serve as the current members of the Compensation Committee. During 2007, Dr. Muir served on the Compensation Committee until his resignation in December 2007, and Mr. Carroll served on the Compensation Committee until March 25, 2008. The Compensation Committee was established to set and administer the policies that govern annual compensation for the Corporation's executives. The Compensation Committee recommends to the Board for determination the compensation arrangements for executive officers, consultants and directors of the Corporation including, but not limited to, the grant of options to purchase the Corporation's Common Stock pursuant to the Corporation's stock option plans or other plans that may be established. The Compensation Committee met 5 times during 2007.

Code of Conduct and Ethics

        The Board of Directors has adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, our principal financial officer and our principal accounting officer. A copy of the Code of Conduct and Ethics is available to stockholders on the corporate governance page of the Corporation's website at www.satcon.com.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock to file with the SEC initial reports of ownership of the Corporation's Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on a review of the Corporation's records and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to the Corporation's most recent fiscal year.

Certain Relationships and Related Transactions

        On October 19, 2007, the Corporation entered into a Note Purchase Agreement with RockPort Capital Partners II, L.P. and NGP Energy Technology Partners, L.P. (the "Investors") to lend the Corporation up to $10.0 million to provide funds to repurchase the Corporation's then outstanding senior secured convertible notes (the "Convertible Notes"), among other things. Pursuant to the Note Purchase Agreement, on November 7, 2007, the Investors purchased from the Corporation promissory notes (the "New Notes") in an aggregate principal amount of $10.0 million. The New Notes bore interest at 17% per annum. All unpaid principal, together with accrued but unpaid interest, was due and payable in full on February 19, 2008, unless prepaid earlier. The New Notes were paid off in full on December 20, 2007.

        On November 7, 2007, the Corporation used approximately $8.5 million of the proceeds from the sale of the New Notes to retire the Convertible Notes, which represented 120% of the then outstanding amount due under the Convertible Notes. Upon the retirement of the Convertible Notes, the New Notes became immediately secured by all of the Corporation's assets, including its ownership interest in the capital stock of its subsidiaries.

        On November 8, 2007, the Corporation entered into a Stock and Warrant Purchase agreement with the Investors. Under this purchase agreement, the Investors agreed to purchase in a private placement up to 25,000 shares of the Corporation's newly created Series C Preferred Stock and warrants to purchase up to 19,711,539 shares of Common Stock, for an aggregate gross purchase price of $25.0 million. Each share of Series C Preferred Stock initially converts into Common Stock at a price equal to $1.04 per share, subject to adjustment.

        This private placement occurred in two closings. The first closing occurred on November 8, 2007. At the first closing, the Corporation issued 10,000 shares of Series C Preferred Stock at $1,000 per share for an aggregate gross purchase price of $10 million. These shares are currently convertible into 9,615,384 shares of Common Stock. The Corporation also issued warrants to purchase an aggregate of 15,262,072 shares of Common Stock. These warrants had an initial exercise price of $1.44 per share and may not be exercised until May 8, 2008. As a result of stockholder approval of the second closing and related matters on December 20, 2007, as described below, the exercise price of these warrants was reduced to $1.25 per share.

        At the second closing, which occurred on December 20, 2007 following stockholder approval, the Corporation issued an additional 15,000 shares of Series C Preferred Stock for an aggregate gross purchase price of $15.0 million, of which $10.0 million was paid through the cancellation of short-term notes previously issued to the Investors on November 7, 2007. These shares are currently convertible into 14,423,077 shares of Common Stock. At this closing, the Corporation also issued warrants to purchase an aggregate of 4,449,467 shares of Common Stock at an exercise price of $1.25 per share. These warrants are exercisable immediately.

        In the purchase agreement, the Corporation also agreed to issue the Investors additional warrants in the event that the holders of certain existing warrants (none of whom are affiliated with the Investors) exercise those warrants in the future. Upon such exercises, the Corporation will issue to the Investors additional warrants to purchase Common Stock equal to one-half of the number of shares of Common Stock issued upon exercise of these existing warrants. The exercise price of these warrants will be $1.25 per share. As of February 28, 2008, if all of these existing warrants are exercised, the Corporation would need to issue warrants to purchase an additional 3,455,258 shares of Common Stock to the Investors.

        As noted above, in connection with the Corporation's private placement of Series C Preferred Stock, the Corporation agreed that each Investor had the right to designate one representative to the Board upon the first closing of the private placement. Accordingly, effective upon consummation of the first closing of the private placement on November 8, 2007, the Board appointed David J. Prend, as RockPort's designee, and Philip J. Deutch, as NGP's designee, to fill vacancies existing on the Board and to serve as members, respectively, of the Corporate Governance and Nominating Committee and the Compensation Committee. As noted above, Mr. Deutch serves as a Class II Director and Mr. Prend serves as a Class III Director. Mr. Prend is a managing member of RockPort Capital II, LLC, the general partner of RockPort Capital Partners II, L.P. Mr. Deutch is the manager of Energy Technology Partners, L.L.C., the manager of NGP ETP, L.L.C., the general partner of NGP Energy Technology Partners, L.P.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation of Executive Officers

        Set forth below is information regarding the compensation of the Chief Executive Officer and our two other most highly compensated executive officers for the year ended December 31, 2007 ("fiscal 2007"). Such officers are collectively referred to as the "named executive officers."

        Summary Compensation Table.    The following table sets forth information regarding the named executive officers' compensation for fiscal year 2007.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(4)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(4)			Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)(3)		Total ($)
David B. Eisenhaure —Chief Executive Officer and President	2007 2006	$ $	304,008 304,008	$ $	— —	$ $	25,143 —	$ $	— —	$ $	13,539 —		$ $	— —	$ $	23,287 22,987	$ $	365,977 326,995
David E. O'Neil —VP Finance and Treasurer	2007 2006	$ $	193,560 190,008	$ $	— —	$ $	15,663 —	$ $	35,041 44,229	$ $	8,434 —		$ $	— —	$ $	11,614 7,393	$ $	264,312 241,630
Clemens van Zeyl(5) —President, SatCon Power Systems, Canada	2007 2006	$ $	296,802 159,035	$ $	— —	$ $	40,243 —	$ $	104,830 69,708	$ $	26,829 60,318	(1)	$ $	— —	$ $	10,237 4,771	$ $	478,941 293,832

(1)
Represents Mr. van Zeyl's bonuses for the six month period ended September 30, 2006 ($34,475) and the three month period ended December 31, 2006 ($25,843), which were earned pursuant to the incentive bonus opportunity included in his initial employment package.

(2)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the appropriate fiscal year, in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to such fiscal year. Refer to Note C, "Significant Accounting Policies and Basis of Presentation—Accounting for Stock-based Compensation," in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 31, 2008 for the relevant assumptions used to determine the valuation of option awards.

(3)
Amounts shown include for 2007 (a) matching contributions made by the Corporation to the 401(k) Plan or other statutory plans in the Power Systems Canada division in the following amounts: Mr. Eisenhaure ($13,500); Mr. O'Neil ($11,614); and Mr. van Zeyl ($10,237); and (b) for Mr. Eisenhaure, $9,787 representing the dollar value of term life insurance premiums paid by the Corporation on a $1,000,000 term life insurance policy of which members of Mr. Eisenhaure's family are the beneficiaries. Amounts shown include for 2006 (a) matching contributions made by the Corporation to the 401(k) Plan or other statutory plans in the Power Systems Canada division in the following amounts: Mr. Eisenhaure ($13,200); Mr. O'Neil ($14,470); and Mr. van Zeyl ($4,771); and (b) for Mr. Eisenhaure, $9,787 representing the dollar value of term life insurance premiums paid by the Corporation on a $1,000,000 term life insurance policy of which members of Mr. Eisenhaure's family are the beneficiaries.

(4)
Stock awards and non-equity incentive plan compensation represent payouts under the 2007 Incentive Bonus Plan for Senior Management. The amount earned was based on achievement of defined performance goals. For all participants other than Mr. van Zeyl, the Corporation paid 35% of the award, as determined by the Compensation Committee on March 25, 2008, in cash to cover the participant's taxes and the remainder in shares of Common Stock, as determined in accordance with the 2007 Incentive Bonus Plan, which is discussed on page 17. Mr. van Zeyl's bonus was paid 50% in stock and 50% in cash. The numbers in the "Stock Awards" column above include the stock valued at $1.77, the closing price of the Common Stock on March 25, 2008, the date the Compensation Committee approved the grants. Mr. Eisenhaure earned $13,539 in cash and 14,205 shares of Common Stock, Mr. O'Neil earned $8,434 in cash and 8,849 shares of Common Stock and Mr. van Zeyl earned $26,829 in cash and 22,736 shares of Common Stock. The table below reconciles the compensation expense charged to operations during fiscal 2007 compared to the valuation of the payout in cash and stock on March 25, 2008:

Name	Bonus Earned(a)	Shares Delivered(b)	Value of Shares Delivered(c)	Cash Paid(d)	Total Bonus(e)
David Eisenhaure	$25,788	14,205	$25,143	$13,539	$38,682
David O'Neil	$16,065	8,849	$15,663	$8,434	$24,097
Clemens van Zeyl(f)	$53,657	22,736	$40,243	$26,829	$67,071

    (a)
    Based on achievement of defined performance goals under the 2007 Incentive Bonus Plan. This amount represents the charge to compensation expense that the Corporation recognized in fiscal year 2007.

    (b)
    For Mr. Eisenhaure and Mr. O'Neil, the "Shares Delivered" column represents sixty-five percent (65%) of the bonus earned divided by $1.18, the closing price of the Common Stock on April 10, 2007, the date the Board of Directors approved the 2007 Incentive Bonus Plan. For Mr. van Zeyl, the "Shares Delivered" column represents fifty percent (50%) of the bonus earned divided by $1.18, the closing price of the Common Stock on April 10, 2007, the date the Board of Directors approved the 2007 Incentive Bonus Plan.

    (c)
    The "Value of Shares Delivered" column is the product of the number of shares delivered and $1.77, the closing price of the Common Stock on March 25, 2008, the date the Compensation Committee approved the grants.

    (d)
    For Mr. Eisenhaure and Mr. O'Neil, "Cash Paid" represents thirty-five percent (35%) of the total bonus. For Mr. van Zeyl, "Cash Paid" represents fifty percent (50%) of bonus earned.

    (e)
    Pursuant to FAS 123(R) the Corporation will recognize as compensation expense, in the second quarter of fiscal 2008, the difference between the bonus earned and the total bonus, which represents the actual value the employee received.

    (f)
    Amounts paid out (or to be paid out) in Canadian dollars were translated to U.S. dollars for purposes of the table above. For 2007, amounts were translated at a rate of 1 US$ = 1 CND$, representing the average rate for the year ended December 31, 2007.

(5)
Amounts paid out (or to be paid out) in Canadian dollars were translated to U.S. dollars for purposes of the table above. For 2007, amounts were translated at a rate of 1 US$ = 1 CND$, representing the average rate for the year ended December 31, 2007. For 2006, amounts were translated at a rate of 1 US$ = 0.85 CND$, representing the average rate for the year ended December 31, 2006.

        Outstanding Equity Awards at Fiscal Year-End.    The following table sets forth certain information with respect to unexercised options held by the named executive officers at the end of fiscal year 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)(1)					Stock Awards
Name			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
David B. Eisenhaure	40,000 40,000 100,000 100,000 125,000	— — — — —	— — — — —	$ $ $ $ $	11.2500 5.8750 17.563 9.2500 1.5700	4/21/2009 1/26/2009 4/14/2010 4/5/2011 6/21/2015	— — — — —	— — — — —	— — — — —	— — — — —
David E. O'Neil	8,000 10,000 30,000 19,780 5,220 25,000 2,000 25,000 7,500	— — — — — — — 25,000 22,500	— — — — — — — — —	$ $ $ $ $ $ $ $ $	3.5000 0.6300 1.9000 1.8200 1.8200 1.6200 3.5000 2.9500 1.3800	4/22/2012 7/7/2013 9/22/2014 2/1/2015 2/1/2015 3/18/2015 4/22/2012 5/10/2016 11/6/2017	— — — — — — — —	— — — — — — — —	— — — — — — — —	— — — — — — — —
Clemens van Zeyl(3)	75,000 12,500	25,000 37,500	— —	$ $	2.3900 1.3800	3/27/2016 11/6/2017	— —	— —	— —	— —

(1)
Unless otherwise noted, options become exercisable 25% on the date of grant and 75% vesting in equal annual installments over the three-year period from the date of grant.

(2)
Unless otherwise noted, the expiration date of each option occurs ten years after the date of grant of such option.

(3)
Mr. van Zeyl's options from his 2006 grant vested 50% on the date of grant with the remainder vesting in equal installments over a two-year period from the date of grant.

Narrative Discussion of Compensation Components for Executive Officers

        Base Salary.    Annually, the Compensation Committee reviews the individual salaries of the Corporation's executive officers. The base salary for each executive is based on consideration of median pay for the Corporation's peer group and internal factors, such as the individual's experience, skills and performance, and the pay of other members of the executive team. The Corporation considers market median pay levels among individuals in comparable positions with transferable skills within the Alternative Energy and Distributed Power market sectors and comparable technology-based companies. When determining the base salary of any executive, the Corporation also considers business requirements for certain skill sets, individual experience, and the responsibilities of the executive and other factors. It is the Corporation's belief that a competitive base salary is necessary to attract and subsequently retain a management team with the requisite skills to lead the Corporation.

        Annual Incentive Bonus Plan.    For fiscal 2007, as a result of a review of general market and peer company practice, the Compensation Committee established a written Incentive Bonus Plan as a means of adding specific incentives towards achievement of specific business unit and company goals that are key factors in the Corporation's success. Eligible participants are the CEO, the Vice President of Finance, the Chief Technology Officer (CTO), the Vice President of Administration, and the Presidents of two of our business units (SatCon Power Systems, Canada and Applied Technology). For 2007, these executive officers were eligible to receive shares of Common Stock conditional upon successful performance against established measurable targets. The Incentive Bonus Plan, which will be reviewed and revised on an annual basis, is an important component in the hiring of key executives. Additionally, it is an important mechanism in focusing executive's efforts and rewarding executive officers for annual operating results that help create value for the Corporation's shareholders.

        The Incentive Bonus Plan places emphasis on both business unit performance and overall company performance. Performance is measured against goals established for three measurement categories: balance sheet management, revenue and profitability. During the first quarter of each fiscal year, the Compensation Committee, taking into consideration recommendations made by the CEO, will establish quantitative goals for each participating executive. Each goal has a minimum (100%) and maximum (120%) performance level. When actual performance is 100% or more of a goal for a given measurement category, a portion of the bonus award may be realized. If performance is below 100% of goal, a bonus award will not be realized for that measurement category. The award opportunity will be paid, if target conditions are met, in the form of unrestricted shares of Common Stock, at the end of the performance period based upon satisfaction of the performance criteria. The shares will be granted under the 2005 Incentive Compensation Plan. The Presidents of the two business units and the CTO can earn between 25% and 50% of base salary upon attainment of 100% to 120% of target goals, respectively, for the applicable fiscal year. The CEO, Vice President of Finance and the Vice President of Administration can earn between 12.5% and 25% of base salary upon attainment of 100% to 120% of overall target company goals, respectively, for the applicable fiscal year. The number of shares that will be payable will be equal to the percentage of base salary earned divided by the value of a share on the first day of the bonus plan year or on the date the plan is approved by the Board of Directors for any given fiscal year, whichever is later. For 2007 the plan was approved by the Board of Directors on April 10, 2007, when the closing price of the Common Stock was $1.18 per share. The Compensation Committee retains full discretion over the amount paid to any and all employees. Notwithstanding the foregoing, (i) the President of SatCon Power Systems, Canada, has the option to elect to receive any bonus earned in cash and (ii) in 2007, using its discretionary authority, the Compensation Committee decided to pay a portion of the award in cash to cover each participant's taxes associated with the award (as a result, the number of shares that would have otherwise been issued was reduced by a number of shares having a value equal to the cash payment). Based on achievement of defined performance goals in 2007, in March 2008 the Corporation determined the following payouts of stock and cash under the 2007 Incentive Bonus Plan: Mr. Eisenhaure (14,205 shares and $13,539 cash); Mr. O'Neil (8,849 shares and $8,343 cash); and Mr. van Zeyl (22,736 shares and $26,829 cash).

        Long-term Equity Incentive Compensation/Stock Option Grant Practices.    The Corporation awards long-term incentive grants in the form of stock options to its executive officers, consistent with the practices of peer organizations. These awards are consistent with the Corporation's pay-for-performance principles and align the interests of the Corporation's executive officers to the interest of its shareholders. The Compensation Committee reviews and recommends to the Board of Directors the amount of each award to be granted to each executive officer and the Board of Directors approves each award.

        The Corporation's executive officers are eligible to receive annual awards of stock options, although an annual stock option grant is not guaranteed. Individual determinations are made by the Compensation Committee with respect to the frequency and number of stock options to be recommended to be granted to the executive officers. In making these determinations, the Compensation Committee consider performance relative to the strategic and financial objectives of the Corporation, the previous year's individual performance of each executive officer and the market pay level for the executive officer.

        In 2007, the Compensation Committee conducted an internal review of stock options held by the Corporation's executive officers. As a result of this internal equity review, the Compensation Committee recommended to the Board of Directors that the following individuals be granted a stock option award based upon position and responsibilities within the Corporation: Dr. Dan Gladkowski, Vice President, Administration & Secretary (30,000 shares), Mr. William O'Donnell, President, SatCon Applied Technology (30,000 shares), Mr. David O'Neil, Vice President, Finance (30,000 shares) and Clemens van Zeyl, President, SatCon Power Systems Canada, Ltd. (50,000 shares). The Board of Directors approved these grants on November 6, 2007 at a price of $1.38 per share with one quarter of the shares vesting upon grant and the balance of the shares vesting in equal annual installments over a three-year period.

        The Corporation also awards long-term incentive grants in the form of stock options to key new hires. The initial grant of stock options typically vest over a three- or four-year period. The exercise price of these options are at the fair market value of the Corporation's Common Stock on the date the options are granted which is the closing price of the stock on the date of grant or, if later, the date of hire.

        The Board of Directors has authorized the CEO to grant stock options to key non-executive employees in accordance with established guidelines, provided that the maximum number of shares subject to such stock options for any one recipient does not exceed 50,000 shares in one year. The CEO, upon recommendation from each Business Unit President, annually reviews these recommendations and makes a determination as to the appropriateness of grants to key employees in any given fiscal year.

        The Corporation expects that it will continue to provide key new employees with initial option grants in 2008 to provide long-term compensation incentives and the Corporation will continue to rely on performance-based and retention grants to key employees.

        In 2007, the Corporation had no defined program, or practice pertaining to the timing of stock option grants to executive officers coinciding with the release of material non-public information. The Compensation Committee is considering adopting a policy regarding the timing of stock option grants.

  Benefits

        The Corporation provides the following benefits to our executives generally on the same basis as the benefits provided to all employees:

  •
  Health and dental insurance;

  •
  Life Insurance;

  •
  Short and long-term disability; and

  •
  401(k) Plan in the US and a Registered Retirement Savings Plan in Canada.

        These benefits are consistent with those offered by other companies and specifically with those companies with which the Corporation competes for employees.

        The exception to providing uniform benefits to all employees is that the Corporation maintains two separate supplemental life insurance policies on David Eisenhaure, President and CEO. Both policies are valued at $1,000,000 with the beneficiary of one policy being the Corporation and the second policy beneficiary being members of Mr. Eisenhaure's family.

        Employment Contracts, Termination of Employment and Change-in-Control Arrangements. The Corporation has entered into a Key Employee Agreement (each, an "Employee Agreement") with each of Mr. Eisenhaure and Mr. O'Neil. Mr. Eisenhaure's Employment Agreement, as amended, provides for the following: (i) the Corporation has the right to terminate Mr. Eisenhaure's employment without cause at any time after March 1, 2009; (ii) effective as of the date on which a new Chief Executive Officer is retained and commences employment with the Corporation during the term of his Employment Agreement, (a) Mr. Eisenhaure will serve as "Chairman Emeritus" for the remainder of the term of his Employment Agreement and (b) his annual base salary will be reduced from $300,000 to $250,000; and (iii) upon termination of employment without cause, (a) Mr. Eisenhaure will be entitled to his then current salary for the one-year period immediately following the effective date of such termination, (b) the Corporation will provide Mr. Eisenhaure and his spouse with COBRA health coverage (at his expense) for the 18-month period following such termination, (c) the Corporation will arrange for the transfer to Mr. Eisenhaure or his designee of the $1,000,000 face amount insurance policy currently paid for by the Corporation, with the Corporation paying all premiums until the date of such transfer and thereafter Mr. Eisenhaure paying all premiums and (d) any stock options then held by Mr. Eisenhaure would continue to be exercisable for 2 years following the date of such termination (or, if earlier, until their original expiration date), unless Mr. Eisenhaure continues to be a director of the Corporation, in which case such stock options shall continue to be exercisable until 2 years after he ceases to be a director (or, if earlier, until their original expiration date).

        Mr. O'Neil's Employment Agreement, entered into September 13, 2007, is renewed annually unless either party gives the other not less than 3 months notice of non-renewal. His Employment Agreement provides that Mr. O'Neil will be paid a base salary at an annual rate of $195,780 and will be eligible to participate in the Corporation's employee benefit programs. In addition, his Employment Agreement provides that in the event that Mr. O'Neil's employment is terminated by the Corporation at any time without cause (as defined in the Employment Agreement) or is not renewed, the Corporation is required to pay Mr. O'Neil his then current base salary over the twelve month period following the effectiveness of such termination. Following such termination, Mr. O'Neil's unvested stock options will immediately vest and he will be able to exercise all previously granted options for two years thereafter. The Corporation will continue to maintain health and dental benefits for Mr. O'Neil for one year thereafter as well. Mr. O'Neil has also agreed to maintain the confidentiality of the Corporation's confidential information and not to compete with the Corporation while his Employment Agreement is in effect and for a period of one year thereafter.

        Director Compensation.    The following table sets forth information regarding the compensation of the Corporation's non-employee directors during fiscal year 2007.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
John M. Carroll	$26,500	—	$21,672	—	—	—	$48,172
Philip J. Deutch	$—	—	$17,009	—	—	—	$17,009
James J. Kirtley, Jr.	$23,500	—	$12,015	—	—	$9,654	$45,169
David J. Prend	$—	—	$17,954	—	—	—	$17,954
Robert G. Schoenberger	$—	—	$13,840	—	—	—	$13,840
Daniel R. Dwight	$26,000	—	$21,672	—	—	—	$47,672
Marshall J. Armstrong(4)	$22,500	—	$37,678	—	—	—	$60,178
Andrew R. Muir(4)	$26,500	—	$73,109	—	—	—	$99,609
Joseph E. Levangie(4)	$25,500	—	$30,469	—	—	$27,969	$83,938

(1)
Mr. Eisenhaure is not included in this table as he is an employee of the Corporation and accordingly receives no compensation for his services as a director. The compensation received by Mr. Eisenhaure as an employee is shown in the Summary Compensation Table above. Each non-employee director of the Corporation receives a quarterly retainer of $2,500 for their service on the board. In addition, each non-employee director receives $1,000 for on-site board meetings attended or $500 for meetings held via teleconference. In addition, each non-employee board member is reimbursed for their out-of-pocket costs incurred to attend any board meetings.

(2)
Represents amounts paid by the Corporation Mr. Levangie for strategic consulting services and to Dr. Kirtley for engineering services.

(3)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) from awards granted in 2007. Refer to Note C, "Significant Accounting Policies and Basis of Presentation—Accounting for Stock-based Compensation," in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 31, 2008 for the relevant assumptions used to determine the valuation of option awards. Options awards granted to non-employee directors during 2007 had the following grant date fair value computed in accordance with FAS 123(R):

Name	Date of Award	Number of Shares underlying Award (#)	Vesting Term	Grant Date Fair Value ($)		Total Value of Awards ($)
John M. Carroll	6/5/2007	27,000	Upon Grant		$21,672		$21,672
Philip J. Deutch	12/11/2007	18,000	Upon Grant		$17,009		$17,009
James J. Kirtley, Jr.	6/5/2007	15,000	Upon Grant		$12,015		$12,015
David J. Prend	12/11/2007	19,000	Upon Grant		$17,954		$17,954
Robert G. Schoenberger	12/20/2007	15,000	Upon Grant		$13,840		$13,840
Daniel R. Dwight	6/5/2007	27,000	Upon Grant		$21,672		$21,672
Marshall J. Armstrong(4)	6/5/2007 12/20/2007	24,000 20,000	Upon Grant Upon Grant	$ $	19,224 18,454	$ $	19,224 18,454
Andrew R. Muir(4)	6/5/2007 11/6/2007 12/20/2007	22,000 40,000 20,000	Upon Grant Upon Grant Upon Grant	$ $ $	17,662 36,993 18,454	$ $ $	17,662 36,993 18,454
Joseph E. Levangie(4)	6/5/2007 12/20/2007	15,000 20,000	Upon Grant Upon Grant	$ $	12,015 18,454	$ $	12,015 18,454

(4)
On December 20, 2007, effective upon consummation of the second closing of the Corporation's private placement of Series C Preferred Stock, Dr. Muir and Messrs. Mr. Armstrong and Levangie resigned as members of the Corporation's Board of Directors. As a show of appreciation for each of their terms of service, the Corporation extended the time that each former Board member had to exercise outstanding vested options from 2 years to the lesser of 5 years or the expiration of the option. As a result, the Corporation incurred an aggregate non-cash compensation charge of approximately $126,000 related to the modification of these options.

        On April 11, 2002, to encourage ownership in the Corporation by outside directors, to provide such directors with a further incentive to remain as directors and to align the interests of such directors with the interests of the Corporation's stockholders, the Board adopted a director stock option program. Pursuant to this program, (i) each individual who first becomes an outside director of the Corporation will receive a non-statutory stock option to purchase 15,000 shares of Common Stock on the date of his or her initial election to the Board; and (ii) on the date of each Annual Meeting of Stockholders of the Corporation (other than a director who was initially elected to the Board at any such Annual Meeting of Stockholders or, if previously, at any time after the prior year's Annual Meeting of Stockholders), provided that he or she is serving as a director immediately following the date of such Annual Meeting of Stockholders, (a) each outside director who is serving on the Audit Committee will be granted a non-statutory stock option to purchase an additional 5,000 shares of Common Stock, (b) each outside director who is serving on the Compensation Committee will be granted a non-statutory stock option to purchase an additional 3,000 shares of Common Stock and (c) each outside director who is serving on the Corporate Governance and Nominating Committee will be granted a non-statutory stock option to purchase an additional 4,000 shares of Common Stock. All non-statutory stock options granted under the director stock option program will be immediately exercisable (unless otherwise determined by the Compensation Committee) and will have exercise prices equal to the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant.

        As of December 31, 2007, each non-employee director had the following number of options outstanding:

Non-Employee Director	# of Options Outstanding
Mr. Carroll	202,000
Mr. Deutch	18,000
Dr. Kirtley	178,300
Mr. Prend	19,000
Mr. Schoenberger	15,000
Mr. Dwight	54,000
Mr. Armstrong(1)	174,000
Dr. Muir(1)	141,000
Mr. Levangie(1)	102,000

    (1)
    As noted above, Dr. Muir and Messrs. Armstrong and Levangie resigned from the Board effective upon the consummation of the second closing of the Corporation's private placement of Series C Preferred Stock on December 20, 2007. Options held by such former directors expire upon the earlier to occur of (i) the fifth anniversary of the date of the resignations and (ii) their stated expiration dates.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about the securities authorized for issuance under the Corporation's equity compensation plans as of December 31, 2007.

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	5,187,374		$3.20	12,092,327	(1)
Equity compensation plans not approved by security holders	21,000	(2)	$17.56	—

Total	5,208,374		$3.29	12,092,327	(1)

(1)
Includes 68 shares of Common Stock issuable under the Corporation's 1998 Stock Incentive Plan, 83,859 shares of Common Stock issuable under the Corporation's 1999 Stock Incentive Plan, 125,400 shares of Common Stock issuable under the Corporation's 2000 Stock Incentive Plan, 123,000 shares of Common Stock issuable under the Corporation's 2002 Stock Incentive Plan and 11,760,000 shares of Common Stock issuable under the Corporation's 2005 Incentive Compensation Plan.

(2)
Consists of 21,000 shares of Common Stock issuable upon exercise of option grants issued outside of existing stock option plans to non-executive employees. These options were issued on January 19, 2000 at an exercise price of $17.563 per share and expire on January 19, 2010. The right to exercise these options vested in equal annual installments over the four-year period from the date of initial grant. These options must be exercised within 90 days after an employee's termination or they expire. The other terms of these options are substantially similar to those of non-statutory stock options issued under the Corporation's shareholder-approved 1999 Stock Incentive Plan.

AUDIT COMMITTEE REPORT

        In connection with the preparation and filing of the Corporation's Annual Report on Form 10-K for fiscal 2007, the Audit Committee (i) reviewed and discussed the audited financial statements with the Corporation's management, (ii) discussed with Vitale, Caturano & Company, Ltd., the Corporation's independent public accountants for fiscal 2007, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, and (iii) received the written disclosures and the letter from Vitale, Caturano & Company required by Independence Standards Board Standard No. 1 (as modified or supplemented), as adopted by the Public Company Accounting Oversight Board, and discussed the independence of Vitale, Caturano & Company with Vitale, Caturano & Company. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for fiscal 2007.

AUDIT COMMITTEE
JOHN M. CARROLL ROBERT G. SCHOENBERGER DANIEL R. DWIGHT

INDEPENDENT PUBLIC ACCOUNTANTS

        Vitale, Caturano & Company, Ltd. ("Vitale") served as the Corporation's independent public accountants for the year ended December 31, 2007.

        On April 10, 2008, the Audit Committee selected Vitale, Caturano & Company, Ltd. ("Vitale") to act as the Corporation's independent public accountants for the year ended December 31, 2008.

        A representative of Vitale is expected to be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from stockholders.

Audit Fees

        Vitale billed fees of $274,734 during the year ended December 31, 2007 for professional services rendered for the audit of the Corporation's financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007, the review of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 29, 2007, consents issued for various registration statements and out-of-pocket expenses and administrative fees.

        Vitale billed fees of $442,422 during the year ended December 31, 2006 for professional services rendered for the audit of the Corporation's financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2006 and the three month period ended December 31, 2005 and the review of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for the quarters ended December 31, 2005, April 1, 2006, July 1, 2006 and September 30, 2006. In addition, the amounts billed by Vitale included costs incurred related to Section 404 of the Sarbanes-Oxley Act in the amount of $83,793.

Audit-Related Fees

        There were no fees paid to Vitale in fiscal 2007 or 2006 that would constitute audit-related fees.

Tax Fees

        Vitale billed fees of $78,000 and $50,000 during the year ended December 31, 2007 and 2006, respectively, for professional services rendered for tax compliance, tax advice and tax planning.

  All Other Fees

        Vitale did not bill the Corporation for any other professional services in the year ended December 31, 2007 and 2006.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee annually considers and selects the Corporation's independent public accountants. On April 10, 2008, the Audit Committee selected Vitale, Caturano & Company, Ltd. ("Vitale") to act as the Corporation's independent public accountants for the year ended December 31, 2008.

        The persons named in the enclosed Proxy will vote to ratify the selection of Vitale as independent public accountants for the year ending December 31, 2008 unless otherwise directed by the stockholders. Stockholder ratification of Vitale as the Corporation's independent public accountants is not required by the Corporation's bylaws or otherwise. However, the Corporation is submitting the selection of Vitale to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection of Vitale as the Corporation's independent public accountants, the Audit Committee will reconsider the selection of such independent public accountants. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent public accountant at any time during the year if it determines that such a change would be in the best interest of the Corporation and its stockholders.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board should direct their communications to: Corporate Secretary, SatCon Technology Corporation, 27 Drydock Avenue, Boston, MA 02210. Any such communication must state the number of shares beneficially owned by the stockholder sending the communication. The Corporate Secretary will forward such communication to all of the members of the Board of Directors or to any individual director or directors to whom the communication is directed; provided, however, that if the communication is unduly hostile, profane, threatening, illegal or otherwise inappropriate, then the Corporate Secretary has the authority to discard the communication or take appropriate legal action in response to the communication.

BOARD POLICY REGARDING DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

        The Corporation believes that it is important for and encourages the members of the Board of Directors to attend Annual Meetings of Stockholders. Last year, six members of the Board of Directors attended the 2007 Annual Meeting of Stockholders.

OTHER MATTERS

        The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

        The cost of solicitation of Proxies will be borne by the Corporation. In addition to the solicitation of Proxies by mail, officers and employees of the Corporation may solicit Proxies in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending Proxies and proxy material to beneficial owners.

REVOCATION OF PROXY

        Subject to the terms and conditions set forth herein, all Proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless at or prior to the Annual Meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The notice of revocation must indicate the certificate number and numbers of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

STOCKHOLDER PROPOSALS

        In order to be included in Proxy material for the 2009 Annual Meeting of Stockholders, stockholders' proposed resolutions must be received by the Corporation at its offices, 27 Drydock Avenue, Boston, Massachusetts 02210 on or before December 29, 2008. The Corporation suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Corporation.

        If a stockholder of the Corporation wishes to present a proposal before the 2009 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the Corporation's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Corporation at the address noted above. The Secretary must receive such notice by March 14, 2009. If a stockholder fails to provide timely notice of a proposal to be presented at the 2009 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

By Order of the Board of Directors,
Daniel E. Gladkowski Secretary
Boston, Massachusetts April 28, 2008

        THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES

Appendix A—PROXY CARD

SatCon Technology Corporation
C/O AMERICAN STOCK TRANSFER & TRUST COMPANY
59 MAIDEN LANE
NEW YORK, NY 10038

Dear Stockholder:

        Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage-paid envelope.

        Thank you in advance for your prompt consideration of these matters.

SatCon Technology Corporation
27 Drydock Avenue, Boston, Massachusetts, 02210

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

        The undersigned, revoking all prior proxies, hereby appoint(s) David B. Eisenhaure and Daniel Gladkowski, and each of them singly, with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of SatCon Technology Corporation ("SatCon") held of record by the undersigned on April 21, 2008 at the Annual Meeting of Stockholders to be held on June 10, 2008 at 10:00 a.m. at the offices of SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts, 02210. The undersigned hereby directs the said David B. Eisenhaure and Daniel Gladkowski to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of the Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

SatCon Technology Corporation

June 10, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

/ Please detach along perforated line and mail in the envelope provided. /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
To elect two (2) Class II directors for the ensuing three years.

Nominees
☐	FOR ALL NOMINEES	O	Philip J. Deutch
		O	Robert G. Schoenberger
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of Vitale, Caturano & Company, Ltd. as independent public accountants for the Corporation for the fiscal year ending December 31, 2008.	☐	☐	☐

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.
PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
DIRECTOR COMPENSATION TABLE
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE REPORT
INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
BOARD POLICY REGARDING DIRECTOR ATTENDANCE AT ANNUAL MEETINGS
OTHER MATTERS
SOLICITATION OF PROXIES
REVOCATION OF PROXY
STOCKHOLDER PROPOSALS
  Appendix A—PROXY CARD